Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

April 27, 2021

The Board of Directors
Grubhub Inc.
111 W. Washington Street
Suite 2100
Chicago, IL 60602

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 10, 2020, to the Board of Directors of Grubhub Inc. (the “Company”) as Annex C to, and reference thereto under the captions “SUMMARY—Opinion of Grubhub’s Financial Advisor”, “RISK FACTORS—Risks Relating to the Transaction”, “GRUBHUB PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT—Background of the Merger”, “GRUBHUB PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT—Grubhub’s Purposes and Reasons for the Transaction; Recommendation of the Grubhub Board”, “GRUBHUB PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT—Grubhub Financial Projections”, “GRUBHUB PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT—Certain Estimated Cost Synergies Prepared by Grubhub”, and “GRUBHUB PROPOSAL I: ADOPTION OF THE MERGER AGREEMENT—Opinion of Grubhub’s Financial Advisor” in, the joint proxy statement/prospectus included in the Registration Statement on Form F−4 filed by Just Eat Takeaway.com N.V. (“Just Eat Takeaway.com”) with the U.S. Securities and Exchange Commission on April 27, 2021, (the “Registration Statement”) and relating to the proposed merger involving the Company and Just Eat Takeaway.com. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Zaheed Kajami
Zaheed Kajani
Senior Managing Director